UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2003

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

ITEM 5.	OTHER EVENTS

On October 17, 2003, the Company issued a press release announcing that it has filed a registration statement on Form S-3 to cover the resale of its 3.50% Senior Convertible Notes due 2008, and the underlying shares of common stock into which the notes are convertible. The Company originally issued the notes in a private offering in July 2003. The press release is filed as exhibit 99.1 to this current report and is incorporated herein by reference.

ITEM 7.	EXHIBITS

(c) Exhibits.

Exhibit No.	Description

99.1	Press release, dated October 17, 2003, issued by New Century Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

October 17, 2003	By:	/s/ BRAD A. MORRICE

Brad A. Morrice Vice Chairman, President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.

99.1	Press Release, dated October 17, 2003, issued by New Century Financial Corporation